Exhibit 10.13

AMENDED AND RESTATED SHARE PRICE PROTECTION AGREEMENT

This Amended and Restated Share Price Protection Agreement (this “Agreement”) is entered into December 20, 2012 (the “Effective Date”), by and between: (i) Charles C. Appleby (“Shareholder”); and (ii) Advanced Disposal Waste Holdings Corp., a Delaware corporation (the “Company”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in that certain Amended and Restated Redemption Agreement among Shareholder, the Company and the Shareholder Trusts (as such term is defined therein) dated as of the date hereof (the “Redemption Agreement”).

As of the Effective Date, Shareholder has gifted certain Original Company Shares to the Shareholder Trusts.

Pursuant to the Redemption Agreement, all of the Original Company Shares (including those owned by Shareholder and those gifted to Shareholder Trusts) shall be redeemed and purchased by the Company on January 15, 2015 (i.e., the First Redemption Date) at the Original Redemption Price.

The Company and Shareholder have agreed that Shareholder shall receive certain price protection with respect to the redemption of all the Original Company Shares (the “Applicable Shares”).

Now, therefore, In consideration of the mutual covenants contained herein, the receipt and sufficiency of such consideration is hereby acknowledged and agreed, Shareholder and the Company agree as follows:

1. Share Price Protection Payment. The Company shall pay to Shareholder on January 15, 2017 a share price protection payment equal to the amount, if any, by which the Protected Share Value (as determined in accordance with Section 2) exceeds the total Original Redemption Price paid for the Original Company Shares (whether paid to Shareholder or the Shareholder Trusts) under the Redemption Agreement.

2. Protected Share Value. The term “Protected Share Value” shall mean the amount equal to the product of (A) the number of Applicable Shares, multiplied by (B) Eight Hundred Eighty-Four and 62/100 Dollars ($884.62).

3. Miscellaneous.

a. In the event that Shareholder dies or becomes physically and/or mentally incapacitated, the estate, guardian or other duly appointed representative of Shareholder shall have all of the rights of Shareholder under this Agreement.

b. The Company shall deduct all applicable withholdings from the price protection payment, if any, payable under this Agreement.

c. This Agreement constitutes the entire understanding between Shareholder and the Company with respect to the subject matter hereof and supersedes any and all prior understandings, written or oral. The section headings in this Agreement are for convenience only and are not intended to govern, limit or affect the meanings of the sections.

d. Failure to insist upon strict compliance with any of the terms, covenants, or conditions set forth in this Agreement shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other times.

e. If it is determined that any of the provisions of this Agreement is invalid or unenforceable, the remaining provisions shall survive and be given full force and effect.

f. All notices required to be given under this Agreement shall be in writing, shall be effective upon receipt, and shall be delivered to the addressee either in person or mailed by certified mail, return receipt requested.

g. This Agreement is governed by the laws of the State of Delaware.

h. Any controversy or claim arising out of or relating to this Agreement shall be resolved by final and binding arbitration in accordance with the employment dispute arbitration rules of the American Arbitration Association then in effect, and judgment upon any award rendered by the arbitrator may be entered and a confirmation order sought in any court having jurisdiction thereof. Any arbitration shall be conducted in Jacksonville, Florida before a single arbitrator jointly appointed by Shareholder and the Company. In the event Shareholder and the Company are unable to agree on an arbitrator within fifteen (15) days of the notice of a claim from one to the other, Shareholder and the Company shall each select an arbitrator who together shall jointly appoint a third arbitrator who shall be the sole arbitrator for the controversy or claim. Unless otherwise determined by the arbitrator, the prevailing party shall be permitted to recover from the non-prevailing party, in addition to all other legal and equitable remedies, the costs of arbitration including, without limitation, reasonable attorneys’ fees and the expenses of the arbitrator(s) and the American Arbitration Association.

The undersigned have executed this Amended and Restated Share Price Protection Agreement as of the Effective Date.

ADVANCED DISPOSAL WASTE HOLDINGS CORP.,
a Delaware corporation

By:

Name:

Its:

CHARLES C. APPLEBY

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